UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2005

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida

33607

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 8.01               Other Events.

On October 3, 2005, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 17, 2005, among Walter Industries, Inc. (the “Company”), Mueller Water Products, Inc., DLJ Merchant Banking II, Inc., as the stockholders’ representative, and the Company’s wholly-owned subsidiary, JW MergerCo, Inc., the Company consummated the acquisition of Mueller Water Products, Inc. through the merger of MergerCo into Mueller Water Products, Inc. (the “Merger”).  Mueller Water Products, Inc. was the surviving corporation in the Merger.  Immediately following the Merger, Mueller Water Products, Inc. and Mueller Group, Inc., a wholly-owned subsidiary, were converted into Delaware limited liability companies pursuant to Delaware law and changed their names to Mueller Water Products, LLC  (“Mueller Water”) and Mueller Group, LLC, respectively.  In connection with the acquisition, the Company is filing as Exhibit 99.1 certain risk factors relating to Mueller Water and its subsidiaries which are hereby incorporated by reference.

Item 9.01                                             Financial Statements and Exhibits

The following exhibits are filed herewith:

(c)                                                                             Exhibits

99.1	Risk Factors of Mueller Water Products, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
	Title:	Victor P. Patrick
Sr. Vice President, General Counsel
and Secretary
Date: October 11, 2005

99.1	Risk Factors of Mueller Water Products, LLC